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JACKSONVILLE
LOS ANGELES
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MILWAUKEE
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SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
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WASHINGTON, D.C.
WEST PALM BEACH

                                August 26, 2002

Communitronics of America, Inc.
27955 Hwy. 98, Suite WW
Daphne, Alabama 36526

         Re:   Registration Statement on Form S-8 Relating to Communitronics of
               America, Inc. 2002 Consultant Services Plan

Ladies & Gentlemen:

                  We have acted as counsel for Communitronics of America, Inc., a Utah corporation (the "Company"), in connection with the preparation of a Form
S-8 Registration Statement (the "Registration Statement") to be filed by the
Company with the Securities and Exchange Commission under the Securities Act of
1933, as amended (the "Securities Act"), relating to 940,000 of the Company's
Common Stock, $.001 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the 2002 Consultant Services Plan. This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of
Regulation S-K. The 940,000 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

                  We have examined and are familiar with the Articles of
Incorporation of the Company, as amended, filed with the Secretary of State of the State of Utah, Bylaws of the Company, as amended, proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

                  Based on the foregoing, it is our opinion that the 940,000 shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

FOLEY & LARDNER                             WRITER'S DIRECT LINE        CLIENT/MATTER NUMBER
100 North Tampa Street, Suite 2700
Tampa, Florida  33602-5810
P.O. Box 3391                                   EMAIL ADDRESS
Tampa, Florida  33601-3391                   mtraber@foleylaw.com

TEL: 813.229.2300
FAX: 813.221.4210
www.foleylardner.com

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FOLEY  LARDNER

        August 26, 2002

                  We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

                  This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the
Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

                                             FOLEY & LARDNER

                                             By: /s/ Martin A. Traber
                                                 ----------------------
                                                     Martin A. Traber

MAT/mtv